EXHIBIT 10.8
                                     EQUITY
                                 COMMUNICATIONS

February 12, 1998

Mr.  Daniel Hoyng, President
National Boston Medical, Inc.
43 Taunton Green, Suite 3
Taunton, MA 02780

Dear Mr.  Hoyng:

This letter will  confirm the  following  agreement  and  understanding  between
National  Boston  medical,   Inc.  (Boston)  and  Ira  Weingarten  d.b.a  Equity
Communications (EC) with respect to the following:

1)  Boston  shall  retain  EC and EC  agrees  to be  retained  by  Boston as its
Financial Public Relations Counsel for a period of one (1) year commencing February 16, 1998 and terminating on February 15, 1999. A total professional fee of Sixty Thousand ($60,000) Dollars shall be payable for the one (1) year services, which payments shall be due in increments of Five thousand ($5,000) Dollars per month, subject to the following:

          (a) Upon initial funding of moneys to Boston from any investment or loan source in the gross amount of $250,000 or greater, an amount equal to Five thousand ($5,000) Dollars for each month of unpaid services rendered by EC from February 16, 1998 under this agreement shall be paid to EC., provided said amount paid shall not exceed ten (10%) percent of the initial funding.

2) If, as of May 15, 1998, Boston is still privately-held by the same shareholders that own it today, if it has not been purchased, or merged, or acquired, or reversed merged, or taken public either through a 15 C211 filing or any other mechanism, then the Company shall have the option to terminate this agreement upon 10 days written notice.

          (a) If this Agreement in not terminated on May 15, 1998 it shall automatically continue for its full term, until February 15, 1999, and monthly fee payments of $5,000 shall be due without exception or limitation.

          (b) If this agreement is not terminated by either party as of February 15, 1999, it shall continue on a month to month basis thereafter.

3) In addition to the monthly fee compensation, Boston agrees to issue to EC and/or its assigns, an amount equal to 1.5% of the total number of common shares that shall be outstanding on a fully diluted basis as of the first day that the company's shares are publicly traded, which we anticipate shall be SEVENTY FIVE THOUSAND (75,000) common shares after first having reverse split the stock on a three for four basis. These shares are to be issued, and EC and/or its assigns shall take physical possession of these shares, on or before March 15, 1998.

          (a) If, as of May 15, 1998, Boston is still privately-held by the same shareholders that own it today, if it has not been purchased,


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               or merged,  or  acquired,  or reversed  merged,  or taken  public either through a 15C 211 filing or any other mechanism, then the Company shall have the option of canceling these shares and returning them to treasury. To exercise this option, Boston shall have 10 days from May 15, 1998 to notify EC in writing.

          (b) Boston stock to be issued to EC shall include registration rights consisting of two (2) piggy-back rights. Boston shall provide EC with thirty (30) days notice of its intention to file a registration statement. EC shall have fifteen (15) days from date of receipt of such notice to submit a written registration request relating to some or all of the shares to be issued to EC. The registration rights granted to EC hereunder shall not be deemed extinguished unless all shares requested to be registered have in fact been registered.

4) Boston agrees to reimburse EC for expense incurred in the Company's behalf. EC agrees to spend no more that $700 on any one project without the personal approval of an authorized officer of Boston.

          (a) The following items will be routinely rebilled to Boston: long distance telephone charges, travel, postage, fax, photocopying, messenger and courier services, and editorial meals. The following items, which would require EC to utilize outside venders and/or supervise the work of others, (which Boston does not at the present time expect to need) would, if required, be rebilled to the Company only as authorized, and include a standard service fee of 17.64%; printing, production, package distribution, mailing list development and maintenance, art work, consultants, photography, and visual presentation.

5) Where possible, transportation arrangements involving service for Boston will be made by a travel agent designated by the Company, and such transportation will be billed directly to Boston by the agent. In the event Mr. Weingarten or Mr. Chizzik must fly cross-country utilizing red-eye service, they shall be entitled to fly business class, or first class if business class is not available using the least possible airfare, such as frequent flyer upgrades, etc.

6) EC, in consideration of the remuneration stated above, agrees to provide comprehensive public relation services for Boston, to include introductions to various security dealers, investment advisors, analysts, and members of the financial community, organization of and participation in meetings with prospective investment bankers and others who may assist the company in becoming a publicly traded entity, assistance as needed in the negotiation and implementation of a satisfactory investment banking agreement, editorial assistance in the development of discussion materials, and preparation and distribution of press releases. Corporation by both parties to insure uninterrupted communications is presumed.

7)     Representations and Procedures:

          (a) Each person executing this Agreement has the full right, power, and authority to enter into this Agreement on behalf of the party for whom they have executed this Agreement, and the full right, power, and authority to execute any and all necessary instruments in connection with this Agreement, and to fully bind such party to the terms and conditions and obligations of this Agreement.



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          (b)  This  Agreement,  together  with  any  and  all  exhibits,  shall constitute the entire Agreement between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and written agreements and discussions between or among any of them. The parties hereto acknowledge and agree that there are no conditions, covenants, agreements and understandings between or among any of them except as set forth in this Agreement. This Agreement may be amended only by a further writing signed by all parties hereto.

          (c) Venue in the event of litigation shall be in the State of California, County of Santa Barbara. The losing party agrees to pay all reasonable legal costs of the prevailing party, including attorneys' fees.

          (d) Boston hereby agrees and consents at its sole cost and expense to indemnify, and hold EC harmless from liability arising out of any legal or administrative action in which EC is named and/or which is brought against EC which directly or indirectly arises out of misstatement or omission of a material fact in any information, verbal representation, or written documentation upon, or is utilized in any manner by EC in drafting press releases and/or other financially and publically oriented communications.

          (e) This Agreement may be executed either as a single document or in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Execution of this Agreement by facsimile signature shall be acceptable, and each party agrees to provide the original executed pages to the other party within 10 days.

          (f) Any notice required to be given pursuant to this agreement shall be deemed given and served when such notice is deposited in the United States Mail, first class, certified or registered, and addressed to the principal offices of the parties as they appear on this Agreement, unless a written change of address notification has been sent and received.

Sincerely yours,

/s/ Ira Weingarten
-----------------------
Equity Communications
By Ira Weingarten
President

Accepted by:

By:/s/ Daniel Hoyng          President, Client
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Signature                      Title

Date:   Feb 27, 1998.